                                                                     Exhibit 4.5

                       STOCKHOLDERS' AND VOTING AGREEMENT

         This STOCKHOLDERS' AND VOTING AGREEMENT dated this 5th day of April, 2000 (this "Agreement"), among H Power Corp. (the "Company"), Lehman Brothers Inc. and the other parties signatory hereto (each an "Investor").

         WHEREAS, Norman Rothstein and Frederick Entman are retiring from the Company by resigning as directors of the Company and terminating their positions as consultants and advisors to the Company on the date hereof;

         WHEREAS, the Company's Board of Directors, founders and principal stockholders have determined that it is in the best interest of the Company and its stockholders to undertake an underwritten initial public offering of the Company's common stock, $.001 par value (the "IPO"), and in connection therewith, to enter into the voting and transfer arrangements hereinafter set forth;

         WHEREAS, the Company has engaged Lehman Brothers Inc. to act as lead manager of the IPO (the "Lead Manager") and to advise the Company with respect to appropriate corporate governance arrangements in connection therewith, including, without limitation, the voting and transfer arrangements hereinafter set forth;

         WHEREAS, for good and valuable consideration, and in order to induce the Company and the Lead Manager and the other underwriters to undertake an initial public offering of primary shares of the Company's common stock pursuant to a registration statement on Form S-1 that will be filed with the Securities and Exchange Commission, each Investor has entered into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. For purposes of this Agreement, and only for purposes of this Agreement, the following terms shall have the following respective meanings:

         The "A STOCKHOLDER" shall have the meaning assigned to that term in the preamble of the Amended and Restated Stockholders Agreement.

         An "AFFILIATE" of any Person, or a Person "AFFILIATED WITH" a specific Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         The "AMENDED AND RESTATED STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement dated May 2, 1997, by and among (i) the Company,
(ii) the holders of shares of Common Stock identified on the signature pages thereto, (iii) Duquesne Enterprises, (iv) Singapore Technologies Automotive Ltd., (v) Sofinov Societe Financiere D'Innovation Inc., and (vi) Societe Innovatech du Grand Montreal.

         The term "ASSOCIATE" used to indicate a relationship with any Person means (1) any corporation or organization (other than the Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class or series of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial (under all circumstances an interest of 5% or greater will be deemed substantial) interest or as to which such Person serves as trustee, executor, nominee, administrator, conservator, attorney-in-fact, or in a similar fiduciary capacity, (3) any member of such Person's Immediate Family, or (4) anyone who resides in such Person's home. Notwithstanding the foregoing, the Company shall not be deemed an Associate of any Investor.

         The "B STOCKHOLDER" shall have the meaning assigned that term in the preamble of the Amended and Restated Stockholders Agreement.

         A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIAL OWN" and to have "BENEFICIAL OWNERSHIP" of:

                  (i) any securities that such Person or any of such Person's Affiliates or Associates, or any member of any 13D Group of which such Person or any Affiliate or Associate of such Person is a member, "beneficially owns" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                  (ii) any securities (the "underlying securities") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time, with or without the provision of notice) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of any rights, puts, calls, warrants or options, or otherwise (it being understood that such Person shall also be deemed to be the beneficial owner of any securities convertible into or exchangeable or exercisable for any underlying or derivative securities).

         "BOARD" shall mean the Board of Directors of the Company.

         The "C STOCKHOLDER" shall have the meaning assigned that term in the preamble of the Amended and Restated Stockholders Agreement.


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


         The "COMMISSION" shall mean the Securities and Exchange Commission.

         "COMMON STOCK" shall mean the common stock, $.001 par value, of the Company and all securities of the Company into which such common stock hereafter may be reconstituted or recapitalized.

         "COMMON STOCKHOLDERS" shall have the meaning assigned that term in the preamble of the Amended and Restated Stockholders Agreement.

         The "COMPANY" shall mean H Power Corp., a corporation organized under the laws of the State of Delaware, and its successors and assigns.

         "CONTROL" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as in effect on the date of this Agreement.

         "ENTMAN INVESTORS" shall mean Frederick Entman, Elise Entman, Brian Entman, Scott Entman, Gerald Entman, Trustee for Elise Entman, and every other Immediate Family member of Frederick Entman and every trust or similar arrangement established for the benefit of or controlled by Frederick Entman or members of his Immediate Family.

         The "ENTMAN OWNERSHIP CAP PROVISION" shall have the meaning ascribed to such term in Section 4.1.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

         "IMMEDIATE FAMILY" shall mean, with respect to any Person, a Person's spouse, parents, children, siblings, grandchildren, mother-in-law, father-in-law, brothers-in-law, sisters-in-law daughters-in-law or sons-in-law.

         "INDEPENDENT DIRECTORS" shall mean (i) until such time as the Company becomes subject to the requirements of Section 12 or 15 (d) of the Exchange Act, the members of the Board who are not otherwise employed, either as an employee or as an independent contractor, in any capacity by the Company or otherwise affiliated or associated in any manner or capacity with any Investor, and who are not otherwise party to any arrangement or relationship which would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act (irrespective of whether the Company is then subject to such Regulation) and
(ii) after such time as the Company becomes subject to the requirements of
Section 12 or 15(d) of the Exchange Act, the independent members (within the meaning of the Nasdaq National Market Listing Requirements in effect on the date of this Agreement) of the Audit Committee of the Board.

         "INVESTOR" shall mean each Person that executes this Agreement other than the Company or the Lead Manager.


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


         "LEAD MANAGER" shall mean Lehman Brothers Inc.

         The "OWNERSHIP CAP PROVISIONS" shall have the meaning ascribed to such term in Section 4.1.

         The term "PERSON" shall mean any individual, firm, corporation, partnership, limited partnership, charitable organization, limited liability company, trust, joint venture, estate, association, public or governmental authority or other entity.

         "PREFERRED STOCKHOLDERS" shall have the meaning assigned that term in the preamble of the Amended and Restated Stockholders Agreement.

         The "REGISTRATION STATEMENT" shall mean the Company's registration statement on Form S-1 as filed by the Company with the Commission relating to the IPO.

         "ROTHSTEIN INVESTORS" shall mean Norman Rothstein, Cynthia Rothstein, Allan Rothstein, Steven Rothstein, Tammy Rothstein, Carl Rothstein, and Dynamark Corp., and every other Immediate Family member of Norman Rothstein and every trust or similar arrangement established for the benefit of or controlled by Norman Rothstein or members of his Immediate Family.

         The "ROTHSTEIN OWNERSHIP CAP PROVISION" shall have the meaning ascribed to such term in Section 4.1.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

         "13D GROUP" shall mean any group of Persons formed for the purpose of, directly or indirectly, acquiring, holding, voting or disposing of shares of Common Stock (or any right thereto or interest therein) which would be required under Section 13(d) of the Exchange Act, and the rules and regulations of the Commission thereunder, to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13 (d) (3) of the Exchange Act if such group beneficially owned Common Stock representing more than 5% of the Common Stock (or any securities exercisable or exchangeable for or convertible into the Common Stock) then outstanding.

                                   ARTICLE II

                                     LEGEND

         SECTION 2.1. LEGENDS ON CERTIFICATES. All shares of Common Stock now or hereafter beneficially owned by any Investor shall be held in certificated form. Each certificate for shares of Common Stock issued to or beneficially owned by a Person that is subject to the provisions of this Agreement shall bear the following legend:


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


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AND VOTING AGREEMENT DATED APRIL 5, 2000 (THE "STOCKHOLDERS AGREEMENT"), BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. A COPY OF THE STOCKHOLDERS AGREEMENT MAY BE OBTAINED FROM THE COMPANY FREE OF CHARGE. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS CERTIFICATE AGREES TO COMPLY IN ALL RESPECTS WITH THE REQUIREMENTS OF THE STOCKHOLDERS' AGREEMENT.

Upon any permitted transfer by any Investor to an unaffiliated third party strictly in compliance with the terms of this Agreement (including the provisions of Section 4.2 hereof), the foregoing legend shall be removed.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor represents and warrants to the Company, as to such Investor, that:

                  (a) Each Investor has the legal capacity to execute and deliver this Agreement. This Agreement has been duly executed and delivered by such Investor, is a valid and binding agreement of such Investor, and is enforceable against such Investor in accordance with its terms.

                  (b) The execution, delivery and performance by such Investor of this Agreement does not and will not violate or conflict with or result in a breach of or constitute (with or without notice or lapse of time or both) a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Investor is a party or by which he or she or any of his or her properties may be bound or subject.

                  (c) Such Investor is the record owner of the number of shares of Common Stock set forth beside such Investor's name on SCHEDULE A hereto, which represent all of the Common Stock owned of record by such Investor an the date hereof. Also set forth on Schedule A hereto is the number and record owner of all shares of Common Stock beneficially owned by such Investor. Except as set forth on SCHEDULE A, no preferred stock, notes, debentures, warrants, options, puts, calls, rights or other securities convertible into or exercisable or exchangeable for shares of capital stock ("Securities") of the Company is owned of record or beneficially by any Investor or any Immediate Family member of such Investor.

                  (d) All shares of Common Stock beneficially owned by such Investor are in certificated form and under his or her control or in his or her possession and, except as expressly excluded from the provisions of this Agreement, bear the legend contained in Section 2.1.

         SECTION 3.2. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Investors that:

                  (a) The Company is duly authorized to execute, deliver and perform this Agreement.

                  (b) This Agreement has been duly executed by the Company, is a valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms.

                  (c) The execution, delivery and performance by the Company of this Agreement does not and will not violate or conflict with or result in a breach of or constitute (with notice of or lapse of time or both) a default under the Company's Articles of Incorporation, as amended, or By-laws or under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Company is a party or by which it or any of its properties may be bound or subject.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         SECTION 4.1. LIMITATIONS ON OWNERSHIP. The Rothstein Investors shall not, and shall cause every Person (including each corporation, partnership and other entity) controlled by any of the Rothstein Investors to not, directly or indirectly, acquire any shares of Common Stock or other Securities of the Company (except by way of stock dividends or other distributions made on a pro rata basis to all holders of Common Stock or upon the exercise of options to purchase not more than 260,000 shares in the aggregate of Common Stock, which options are currently outstanding and held by Rothstein Investors and NBG Technologies Inc. on the date of this Agreement) if immediately following such acquisition the aggregate number of shares of Common Stock (not including outstanding options to purchase shares of Common Stock) then beneficially owned by all Rothstein Investors and their Affiliates and Associates would be greater than the number of shares of Common Stock on a fully diluted basis beneficially owned by all Rothstein Investors immediately following the closing of the IPO, plus 3% (the "Rothstein Ownership Cap Provision"). Should the number of shares of Common Stock beneficially owned by the Rothstein Investors and their Affiliates and Associates ever exceed the Rothstein Ownership Cap Provision, the Rothstein Investors shall promptly sell, in compliance with the provisions of
Section 4.2, such number of shares of Common Stock to cause the number of shares of Common Stock then beneficially owned by the Rothstein Investors and their Affiliates and Associates to not exceed the Rothstein Ownership Cap Provision.

         The Entman Investors shall not, and shall cause every Person (including every corporation, partnership and other entity) controlled by any of the Entman Investors to not, directly or indirectly, acquire any shares of Common Stock or other Securities of the Company (except by way of stock dividends or other distributions made on a pro rata basis to all holders of Common Stock or upon the exercise of options to purchase not more than 218,249 shares in the aggregate of Common Stock, which options are currently outstanding and held by Entman Investors on the date of this Agreement) if immediately following such acquisition the aggregate number of shares of Common Stock (not including outstanding options to purchase shares of Common Stock) then beneficially owned by all Entman Investors and their Affiliates and Associates would be greater than the number of shares of Common Stock on a fully diluted basis beneficially owned by all Entman Investors immediately following the closing of the IPO, plus 3% (the "Entman Ownership Cap Provision" and together with the Rothstein Ownership Cap Provision, the "Ownership Cap Provisions"). Should the number of shares of Common Stock beneficially owned by the Entman Investors and their Affiliates and Associates ever exceed the Entman Ownership Cap Provision, the Entman Investors shall promptly sell, in compliance with the provisions of
Section 4.2, such number of shares of Common Stock to cause the number of shares of Common Stock then beneficially owned by the Entman Investors and their Affiliates and Associates to not exceed the Entman Ownership Cap Provision.

         SECTION 4.2. TRANSFER RESTRICTIONS. None of the Investors or any Person controlled by any of the Investors shall (except to the extent expressly permitted by the provisions of this Agreement), directly or indirectly, sell, transfer, pledge, encumber or otherwise dispose of any shares of Common Stock (or any right thereto or interest therein) without the prior written consent of the Independent Directors; PROVIDED, HOWEVER, that any Investor may sell or transfer Common Stock without such prior written consent, only:

                  (i) in a transaction or series of transactions exempt from registration under the Securities Act in compliance with the resale limitations of Rule 144 promulgated thereunder; PROVIDED, HOWEVER, that any such sale or transfer shall comply with the manner of sale requirements of Rule 144(f), as in effect on the date of this Agreement, notwithstanding that such requirements may not apply pursuant to Rule 144(k) or otherwise;

                  (ii) to the underwriters in connection with an underwritten public offering of shares of Common Stock on a firm commitment basis registered under the Securities Act, pursuant to which the sale of Common Stock is in a manner that is intended to effect a broad unaffiliated public distribution;

                  (iii) in a private sale to an unaffiliated third party who is a "qualified institutional buyer" (as that term is defined in Rule 144A under the Securities Act) and who would beneficially own, or who is or would be a member of any "group" (as that term is defined in Section 13(d) of the Exchange Act) that would beneficially own, immediately after any such sale or transfer, less than 10% of the outstanding Common

         Stock; PROVIDED, HOWEVER, that the Independent Directors unanimously shall have determined prior to such transfer that the third party transferee is not an Affiliate or Associate of any Investor;

                  (iv)     to the Company in a bona fide repurchase transaction;

                  (v) in the case of a Rothstein Investor, to other Rothstein Investors, and, in the case of an Entman Investor, to other Entman Investors; PROVIDED, that any such transferee shall, as a condition precedent to consummation of any such transfer, agree in writing to comply with all of the terms of this Agreement with respect to all shares of Common Stock and other Securities owned by such transferee;

                  (vi) as a bona fide pledge of Common Stock to an independent financial institution (not constituting an Affiliate or Associate of any Rothstein Investor or any Entman Investor) to secure borrowings as permitted by applicable laws, rules and regulations; PROVIDED, HOWEVER, that (i) such financial institution agrees to be bound by the provisions of Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 of this Agreement (except in the case of any single borrowing or series of related borrowings, in either case aggregating not in excess of $2,500,000, by any Rothstein Investor or Entman Investor) and (ii) the borrowings so secured are full recourse obligations of the pledgor or and are entered into substantially simultaneously with such pledge;

                  (vii) pursuant to any tender or exchange offer (conducted pursuant to Regulations M-A, 14D and 14E, or Rule 13e-4 and Regulations M-A and 14E, under the Exchange Act) for Common Stock to the extent required by the provisions of Section 4.5 herein; or

                  (viii) pursuant to an effective registration statement under the Securities Act in which the sale or transfer of Common Stock is consistent with the manner of sale requirements of Rule 144(f), as in effect on the date of this Agreement.

         SECTION 4.3. GRANT OF IRREVOCABLE PROXY. Each Investor hereby irrevocably grants to and appoints the Independent Directors, and each of them individually, as the Investor's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Investor, to vote all Common Stock held of record or owned beneficially by the Investor now or at any time in the future, or to grant a consent or approval in respect of such Common Stock, and hereby directs that his or her shares be present and voted in accordance with the provisions of Section 4.4 herein. Each Investor intends that the proxy granted hereby shall be coupled with an interest pursuant to this Agreement, and that therefore such proxy shall be irrevocable so long as this
Section 4.3 remains in effect pursuant to the terms of this Agreement.

                  To evidence, carry out and effectuate the intent and purposes of this Section 4.3, not later than 10 business days next following the date of this Agreement, each Investor shall execute and deliver to the Independent Directors a proxy covering the Common

         Stock held of record and/or beneficially owned by such Investor in the form of Exhibit A hereto and thereafter, from time to time, during the term of this Agreement, shall further execute and deliver any and all instruments reasonably requested by the Company and the Lead Manager to confirm the arrangements contemplated by this Section 4.3.

         SECTION 4.4. VOTING. During the term of this Agreement, for so long as any Investor beneficially owns any Common Stock, the Independent Directors will take all such action as may be required such that:

                  (i) all Common Stock beneficially owned by any of the Investors and subject to the irrevocable proxy granted pursuant to
         Section 4.3 will be present for quorum purposes, in Person or represented by proxy, at every meeting of the Company's stockholders; and

                  (ii) all Common Stock beneficially owned by all of the Investors and subject to the irrevocable proxy granted pursuant to
         Section 4.3 is voted at every meeting of the Company's stockholders (or, if applicable, written consent is given), in the same proportion as the votes cast by all stockholders of Common Stock excluding the Investors and their Affiliates and Associates; PROVIDED, HOWEVER, that nothing contained in this Section 4.4 shall prevent any Investor who is also a Common Stockholder from causing any of his or her shares that are also subject to the Amended and Restated Stockholders Agreement to be voted in accordance with the terms of clauses (i), (ii), and (iii) of Paragraph 1 of the Amended and Restated Stockholders Agreement until the earlier to occur of (i) such time as the Company becomes subject to the requirements of Section 12 or 15(d) of the Exchange Act, or (ii) the Amended and Restated Stockholders Agreement is terminated with respect to the Common Stockholders.

         SECTION 4.5. REQUIREMENT TO TENDER. Each Investor will take all such action as may be required such that, in connection with any tender offer or exchange offer made for the Common Stock (pursuant to Regulations M-A, 14D and 14E, or Rule 13e-4 and Regulations M-A and 14E, under the Exchange Act), all Common Stock beneficially owned by such Investor and any Person controlled by such Investor will be validly tendered and not subsequently withdrawn in the same proportion as the shares so tendered and not withdrawn by all holders of Common Stock excluding the Investors and their Affiliates and Associates.

         SECTION 4.6. BOARD REPRESENTATION. None of the Investors or any Person controlled by any of the Investors will be appointed, elected or nominated as officers or directors of the Company or, directly or indirectly, whether alone or in concert with others, seek election to, seek the removal of any directors of, or seek a change in the composition or size of, the Board, or otherwise act in any way, directly or indirectly, to Control the Board or otherwise have any involvement in the management of the Company. Each Investor who is also a Common Stockholder hereby expressly waives and agrees not to exercise, in any way, any rights he or she has pursuant to clauses (iv), (v) and (vi) of paragraph 1 of the Amended and Restated

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Stockholders Agreement, or otherwise, to designate, appoint, elect or nominate, or to participate in the designation or nomination of, any officers of the Company or directors to the Board.

         SECTION 4.7. PROXY SOLICITATIONS; OTHER ACTIONS. None of the Investors or any Person controlled by any of the Investors will, directly or indirectly, whether alone or in concert with others:

                  (i) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in Regulation 14A promulgated by the Commission under the Exchange Act) or solicitation of written authorizations or consents (within the meaning of Regulation 14C promulgated by the Commission under the Exchange Act) relating to the Common Stock or any other Securities of the Company;

                  (ii) call, conduct or in any way consent to or participate in any special meeting (or action by written authorization or consent) of stockholders of the Company;

                  (iii) request, or take any action to obtain or retain, any list of holders of Common Stock or any Securities of the Company;

                  (iv) initiate, propose, encourage or participate in the making of any stockholder proposal relating to the Company;

                  (v) deposit any Common Stock in a voting trust or subject any Common Stock to any voting agreement or similar agreement or arrangement, including any grant of an irrevocable proxy, other than as contemplated by this Agreement;

                  (vi) form, join or in any way participate in a partnership, limited partnership, syndicate or other group (including, but not limited to, a 13D Group) with respect to, or for the purpose of acquiring, holding, voting or disposing of, any Common Stock, or any securities the ownership of which would make the owner thereof a beneficial owner of Common Stock or other Securities of the Company in a manner that violates the Ownership Cap Provisions;

                  (vii) make any offer or proposal with respect to the acquisition, directly or indirectly, of the Company or any of its Securities or assets or with respect to any merger, business combination or similar transaction with, change-in-control of, or restructuring, recapitalization or other extraordinary transaction involving the Company or any of its assets or Securities; PROVIDED, HOWEVER, that this clause (vii) shall not limit the right of any Investor to acquire shares of Common Stock (to the extent permitted by Section 4.1);

                  (viii) facilitate, encourage, disclose or pursue any intent, purpose, plan or proposal with respect to the Company, the Board, management, policies or affairs of the Company or any of the Company's securities or assets or with respect to this Agreement or any of the parties hereto that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require any waiver, amendment, nullification or invalidation of, any provision of this Agreement, or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

                  (ix) facilitate, encourage, request or seek in any way a waiver, amendment, consent or modification with respect to Section 4.3, 4.4, 4.5, 4.6 or this Section 4.7; or

                  (x) assist, advise, facilitate or encourage any Person with respect to, or seeking to do, any of the foregoing (for purposes of this clause (x), without giving effect to the proviso to clause (vii) above).

         SECTION 4.8. NOTIFICATION AS TO CERTAIN MATTERS. Each Investor agrees to notify the Company and the Lead Manager in writing of any change in its record or beneficial ownership of Common Stock arising from the acquisition of Common Stock not later than ten business days after such change.

         SECTION 4.9. TERMINATION OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT. Each Investor who is also a Common Stockholder, hereby agrees, and hereby also provides his or her written agreement pursuant to Section 5(e) of the Amended and Restated Stockholders Agreement, that the Amended and Restated Stockholders Agreement will terminate in its entirety with respect to the Common Stockholders upon the earlier to occur of (i) the date on which the A Stockholder, the B Stockholder and the C Stockholder provide their written agreement to terminate the Amended and Restated Stockholders Agreement or (ii) the date on which the Amended and Restated Stockholders Agreement is or has terminated with respect to the Preferred Stockholders.

         SECTION 4.10. NBG. As to any Common Stock or other Securities held of record and/or beneficially owned by NBG Technologies Inc., Norman Rothstein hereby agrees that any decision to vote (or to provide a written authorization or consent) in respect of such Common Stock or other Securities will be made (or omitted) without any, direct or indirect, participation of Norman Rothstein.

                                    ARTICLE V

                              TERM OF THE AGREEMENT

         SECTION 5.1. TERM OF THE AGREEMENT. The term of this Agreement shall be 10 years commencing on April 5, 2000; PROVIDED that this Agreement will terminate on the earlier of (i) the date on which the Company withdraws the registration statement relating to the IPO and publicly announces its abandonment of the IPO, (ii) October 31, 2000, if the IPO shall not have been consummated by such date or (iii) (a) with respect to the Rothstein Investors, such date that the shares owned of record or beneficially by all of the Rothstein Investors constitute less than 5% of the outstanding Common Stock, or
(b) with respect to the Entman Investors, such date that the shares owned of record or beneficially by all of the Entman Investors constitute less than 5% of the outstanding Common Stock; PROVIDED, FURTHER, that if this Agreement is terminated with respect to the Rothstein Investors or the Entman Investors, respectively, for the reasons set forth in clause (iii)(a) or
(b) of this Section 5.1 prior to the expiration of the 10-year term and the Rothstein Investors or the Entman Investors, respectively, thereafter reacquire Securities of the Company which would make them record or beneficial owners of 5% or more of the outstanding Common Stock, the Rothstein Investors or Entman Investors, respectively, will again become subject to all of the terms of this Agreement until the earlier of 10 years from the date of this Agreement or the date referred to in clause (iii)(a) or (b) of this Section 5.1.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ASSIGNMENT. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. Any attempted assignment or transfer in violation of this Section 6.1 shall he void and of no effect. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective estates, heirs, successors and assigns.

         SECTION 6.2. AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be waived, modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the Company, the Lead Manager and any Investor affected by such waiver, modification, amendment, alteration or supplement. The waiver by any party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach thereof or a waiver of any other provision of this Agreement.

         SECTION 6.3. ENFORCEABILITY. This Agreement is for the benefit of the underwriters and public stockholders and may be enforced by the Lead Manager on their behalf.

         SECTION 6.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall he specified by like notice):

         If to any Rothstein Investor, to:

                  Norman Rothstein
                  311 Links Drive West

                  Oceanside, N.Y.  11572

         with a copy (which shall not constitute notice) to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, N.Y.  10103
                  Attention: Merrill M. Kraines, Esq.

         If to any Entman Investor, to:

                  Frederick Entman
                  260 Tillou Road
                  South Orange, New Jersey  07079

         with a copy (which shall not constitute notice) to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, N.Y.  10103
                  Attention: Merrill M. Kraines, Esq.

         If to the Company, to:

                  H Power Corp.
                  1373 Broad Street
                  Clifton, New Jersey 07013
                  Attention: Dr. H. Frank Gibbard

         with a copy (which shall not constitute notice) to:

                  Fulbright & Jaworski L.L.P.
                  666 Fifth Avenue
                  New York, N.Y.  10103
                  Attention: Merrill M. Kraines, Esq.

         If to the Lead Manager, to:

                  Lehman Brothers Inc.
                  3 World Financial Center
                  200 Vesey Street
                  New York, NY  10285
                  Attention: Steven Berkenfeld, Esq.

         with a copy (which shall not constitute notice) to:

                  Greenberg Traurig, LLP
                  The Met Life Building
                  200 Park Avenue
                  New York, NY  10016
                  Attention:  Clifford E. Neimeth, Esq.

         SECTION 6.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles of such State.

         SECTION 6.6. ENFORCEMENT. The parties agree that irreparable damage would occur to the Company in the event that any of the provisions of this Agreement were not performed fully in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity.

In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or State court sitting in the State of New York.

         SECTION 6.7. STOP TRANSFER PROVISION. The Company shall enter a stop transfer order with the transfer agent or agents of the Common Stock against the transfer of shares held by the Investors except in compliance with the requirements of this Agreement. The Company agrees to remove, upon receipt of an opinion of counsel satisfactory to the Company, any stop transfer order with respect to, and to issue unlegended certificates in substitution for, any shares of Common Stock that are no longer subject to the restrictions contained in this Agreement.

         SECTION 6.8. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 6.9. INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purpose only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 6.10. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

         SECTION 6.11. ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Company shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which it may be entitled.

         SECTION 6.12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and any investigation at any time by any Investor or the Company or on behalf of any thereof.

         IN WITNESS WHEREOF, the Company and each Investor have caused this Agreement to be duly executed as of the day and year first above written.

                                                       H POWER CORP.

                                                       By: /s/ H. Frank Gibbard
                                                          ---------------------
                                                       Name: H. Frank Gibbard
                                                       Title: CEO

                                                       INVESTORS:

                                                       /s/ Norman Rothstein
                                                          ---------------------
                                                       NORMAN ROTHSTEIN

                                                       /s/ Cynthia Rothstein
                                                          ---------------------
                                                       CYNTHIA ROTHSTEIN

                                                       /s/ Allan Rothstein
                                                          ---------------------
                                                       ALLAN ROTHSTEIN

                                                       /s/ Steven Rothstein
                                                          ---------------------
                                                       STEVEN ROTHSTEIN

                                                       /s/ Tammy Rothstein
                                                          ---------------------
                                                       TAMMY ROTHSTEIN

                                                       /s/ Carl Rothstein
                                                          ---------------------
                                                       CARL ROTHSTEIN

                                                       NORMAN ROTHSTEIN, AS
                                                       TRUSTEE FOR JORDAN H.
                                                       ROTHSTEIN 2000
                                                       IRREVOCABLE TRUST

                                                       By: /s/ NORMAN ROTHSTEIN
                                                          ---------------------

                                                       NORMAN ROTHSTEIN, AS
                                                       TRUSTEE FOR NICOLE S.
                                                       ROTHSTEIN 2000
                                                       IRREVOCABLE TRUST

                                                       By: /s/ Norman Rothstein
                                                          ---------------------

                                                       DYNAMARK CORP,

                                                       By /s/ Allan Rothstein
                                                          ---------------------
                                                       Name: Allan Rothstein
                                                       Title: President

                                                       /s/ Frederick Entman
                                                       ------------------------
                                                       FREDERICK ENTMAN

                                                       /s/ Elise Entman
                                                       ------------------------
                                                       ELISE ENTMAN

                                                       /s/ Brian Entman
                                                       ------------------------
                                                       BRIAN ENTMAN

                                                       /s/ Scott Entman
                                                       ------------------------
                                                       SCOTT ENTMAN

                                                       /s/ Gerald Entman
                                                       ------------------------
                                                       GERALD ENTMAN, TRUSTEE
                                                       FOR ELISE ENTMAN

                                                       LEAD MANAGER

                                                       LEHMAN BROTHERS INC.



                                                       By: /s/ Steven Berkenfeld
                                                          ----------------------
                                                       Name:  Steven Berkenfeld
                                                       Title: Managing Director

                                   SCHEDULE A

                                                Number of Shares Held             Number of Shares
Name of Investor                                    of Record                    Beneficially Owned
Frederick Entman                                      57,125                          267,125(1)

Elise Entman                                            0                             700,000(2)

Brian Entman                                         287,500                          289,139(3)

Scott Entman                                         287,500                          294,110(4)
                                                                                      -------
                                                     700,000                          700,000
Gerald Entman, Trustee for Elise
Entman


Norman Rothstein                                      30,625                          240,625

Cynthia Rothstein                                    600,000                          600,000

Allan Rothstein                                      325,000                          375,000

Steven Rothstein                                     200,000                          200,000

Tammy Rothstein                                      200,000                          200,000

Carl Rothstein                                        15,000                           15,000
                                                                                       50,000(5)
NBG Technologies, Inc.                                   0

Dynamark Corp.                                        25,000                           25,000
Norman Rothstein, as trustee for Jordan H             25,000                           25,000
     Rothstein
     2000 Irrevocable Trust

Norman Rothstein, as trustee for Nicole S             25,000                           25,000
     Rothstein
     2000 Irrevocable Trust

---------------------
(1) Includes options to purchase 210,000 shares of Common Stock.
(2) Includes 700,000 shares of Common Stock held in trust for the benefit of Mrs. Entman.
(3) Includes options to purchase 1,639 shares of Common Stock.
(4) Includes options to purchase 6,610 shares of Common Stock.
(5) Includes options to purchase 50,000 shares of Common Stock.

                                                                       Exhibit A

                            FORM OF IRREVOCABLE PROXY

      Reference is made to that certain Stockholders' and Voting Agreement (the "Voting Agreement") dated April 5, 2000, among H Power Corp., a Delaware corporation (the "Company"), Lehman Brothers, Inc., Norman Rothstein, Cynthia Rothstein, Allan Rothstein, Steven Rothstein, Tammy Rothstein, Carl Rothstein, Norman Rothstein, Trustee for Jordan H. Rothstein 2000 Irrevocable Trust, Norman Rothstein, as trustee for Nicole S. Rothstein 2000 Irrevocable Trust, Frederick Entman, Elise Entman, Brian Entman, Scott Entman, Gerald Entman, Trustee for Elise Entman and Dynamark Corp.

      The undersigned, [NAME OF INVESTOR], hereby irrevocably, constitutes and appoints each of the Independent Directors (as defined in the Voting Agreement), or any of them, as proxies, agents and true and lawful attorneys-in-fact (with full power of substitution or resubstitution by each Independent Director of any successor Independent Director duly elected to the Company's Board of Directors) for and in the name, place and stead of the undersigned, to vote and to execute and deliver any and all written authorizations and consents on any and all matters which may be presented for the vote (or authorization or consent) of the stockholders of the Company with respect to, all shares of common stock of the Company held of record or owned beneficially by the undersigned, and otherwise to act strictly, and only, in accordance with the provisions of Section 4.4 of the Voting Agreement and to the same extent and with the same effect as the undersigned might or could do under applicable laws and regulations governing the rights and powers of stockholders of a Delaware corporation. The undersigned hereby acknowledges and affirms that the proxy granted hereby is coupled with an interest in the shares of common stock covered hereby and, therefore, this proxy is intended to be and shall be irrevocable. The undersigned further acknowledges and affirms that this proxy is hereby granted and is effective until the earlier of April 5, 2010 or such date on which the Voting Agreement is terminated.

      THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE COMMON STOCK COVERED HEREBY.


      Dated this __ day of ______, 2000.



                                           _______________________
                                             [NAME OF INVESTOR]